As filed with the Securities and Exchange Commission on April 3, 2014

Registration No. 333- 194377

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________________

AMENDMENT NO. 1 TO
 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

 __________________________________________________________
CARROLS RESTAURANT GROUP, INC.
(Exact name of registrant as specified in its charter)

 __________________________________________________________

Delaware	16-1287774
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

 __________________________________________________________
William E. Myers
Vice President, General Counsel and Secretary
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
(315) 424-0513
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Wayne A. Wald, Esq.
Palash I. Pandya, Esq.
Akerman LLP
666 Fifth Avenue, 20th Floor
New York, New York 10103
(212) 880-3800
 __________________________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:   ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box:  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box:  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if smaller reporting company)

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CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock, $0.01 par value	$—	$—
Preferred Stock, $0.01 par value	—	—
Debt Securities	—	—
Guarantees of Debt Securities (4)	—	—
Total	$100,000,000	$12,880 (5)

(1)
We are registering such indeterminate number of principal amount and number of each identified class of our securities as we may offer and sell from time to time, which will have an aggregate initial offering price not to exceed $100,000,000.

(2)	The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrant in connection with the issuance of the securities registered hereunder.

(3)	The registration fee has been calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

(4)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

(5)	Previously paid.
 __________________________________________________________
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
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TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Additional Registrants as Specified in their Respective Charters*	State or Other Jurisdiction of Incorporation or Organization	Primary Standard Industrial Classification Code Number	IRS Employer Identification Number
Carrols Corporation	Delaware	5812	16-0958146
Carrols LLC	Delaware	5812	26-2614958
* The address, including zip code and telephone number, including area code, of each additional registrant is: 968 James Street, Syracuse, New York 13203, (315) 424-0513.
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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Subject to completion, dated April 3, 2014
PROSPECTUS

CARROLS RESTAURANT GROUP, INC.
$ 100,000,000
Common Stock
Preferred Stock
Debt Securities
Guarantees of Debt Securities
We may offer and sell from time to time common stock, preferred stock, debt securities (including debt securities that may be convertible into or exchangeable for common stock or other debt securities) and guarantees of debt securities. The common stock, preferred stock, debt securities and guarantees may be offered separately or together, in multiple series, in amounts, at prices and on terms that will be set forth in one or more prospectus supplements to this prospectus. Certain subsidiaries may fully and unconditionally guarantee any debt securities that are issued.
This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered and sold pursuant to this prospectus, a supplement to this prospectus that contains specific information about the offering will be provided. You should read this prospectus and the applicable prospectus supplement carefully and any document we incorporate by reference into this prospectus and any accompanying prospectus supplement before you invest in the securities.
We may offer and sell the securities described in this prospectus and any prospectus supplement to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If any underwriters, dealers or agents are involved in the sale of any of the securities, their names and any applicable purchase price, fee, commission or discount arrangement between or among them will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. See the sections of this prospectus entitled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.
Our common stock is traded on The NASDAQ Global Market under the symbol “TAST.” On April 2, 2014, the last reported sale price of our common stock on The NASDAQ Global Market was $7.33 per share.
An investment in these securities involves a high degree of risk. See “Risk Factors” on page 2 of this prospectus and under any similar headings in any filing with the Securities and Exchange Commission that is incorporated by reference herein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated                     , 2014

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ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the "SEC", using the “shelf” registration process. By using a shelf registration statement, we may, from time to time, sell our securities in one or more offerings up to a total dollar amount of $100,000,000.
Each time that we offer and sell securities, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”
You should rely only on the information contained or incorporated by reference in this prospectus and any related prospectus supplement. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information contained in this prospectus and the applicable prospectus supplement is accurate as of the date on its respective front cover, and that any information incorporated by reference is accurate only as of the date given in the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
We urge you to read carefully this prospectus (as supplemented and amended), together with the information incorporated herein by reference as described under the heading “Information Incorporated by Reference,” before deciding whether to invest in any of the securities being offered.
Throughout this prospectus, we refer to Carrols Restaurant Group, Inc. as “Carrols Restaurant Group” and, together with its consolidated subsidiaries, as “we,” “our” and “us” unless otherwise indicated or the context otherwise requires. Any reference to “Fiesta Restaurant Group” refers to Fiesta Restaurant Group, Inc., a Delaware corporation and formerly our indirect wholly-owned subsidiary prior to our spin-off of Fiesta Restaurant Group which occurred on May 7, 2012, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols” refers to our wholly-owned subsidiary, Carrols Corporation, a Delaware corporation, and its consolidated subsidiaries, unless otherwise indicated or the context otherwise requires. Any reference to “Carrols LLC” refers to the wholly-owned subsidiary of Carrols, Carrols LLC, a Delaware limited liability company, unless otherwise indicated or the context otherwise requires.

Any reference to BKC in this prospectus refers to Burger King Worldwide, Inc. and its wholly-owned subsidiaries, including Burger King Corporation.

BURGER KING® is a registered trademark and service mark and WHOPPER® is a registered trademark of BKC. Neither BKC nor any of its subsidiaries, affiliates, officers, directors, agents, employees, accountants or attorneys are in any way participating in, approving or endorsing this offering, any of the underwriting (if any) or accounting procedures used in this offering, or, any representations made in connection with this offering. The grant by BKC of any franchise or other rights to us is not intended as, and should not be interpreted as, an express or implied approval, endorsement or adoption of any statement regarding financial or other performance which may be contained in this prospectus. All financial information in this prospectus is our sole responsibility.

Any review by BKC of this prospectus has been conducted solely for the benefit of BKC to determine conformance with BKC internal policies, and not to benefit or protect any other person. No investor should interpret such review by BKC as an internal approval, endorsement, acceptance or adoption of any representation, warranty, covenant or projection contained in this prospectus.

The enforcement or waiver of any obligation of ours under any agreement between us and BKC or BKC affiliates is a matter of BKC or BKC affiliates’ sole discretion. No investor should rely on any representation, assumption or belief that BKC or BKC affiliates will enforce or waive particular obligations of ours under those agreements.

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MARKET AND INDUSTRY DATA
In this prospectus, we refer to information, forecasts and statistics regarding the restaurant industry and to information, forecasts and statistics from Nation's Restaurant News, the U.S. Census Bureau and the U.S. Department of Agriculture. Unless otherwise indicated, information regarding BKC in this prospectus has been made publicly available by BKC.

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PROSPECTUS SUMMARY
This summary highlights information contained elsewhere or incorporated by reference into this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the section entitled “Risk Factors,” any prospectus supplement and the documents that we incorporate by reference into this prospectus, before making an investment decision.
About Carrols Restaurant Group, Inc.
Overview
We are the largest Burger King® franchisee in the world, based on number of restaurants, and have operated Burger King restaurants since 1976. As of December 29, 2013, we owned and operated 564 Burger King restaurants located in 13 Northeastern, Midwestern and Southeastern states. Burger King restaurants feature the popular flame-broiled Whopper® sandwich, as well as a variety of hamburgers, chicken and other specialty sandwiches, french fries, salads, breakfast items, snacks, smoothies, frappes and other offerings. We believe that our size, seasoned management team, extensive operating infrastructure, experience and proven operating disciplines differentiate us from many of our competitors as well as many other Burger King operators.
Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.”
Corporate Information

We are a Delaware corporation, incorporated in 1986. We conduct all of our operations through our indirect subsidiary, Carrols LLC, a Delaware limited liability company. We have no assets other than the shares of Carrols. Our principal executive offices are located at 968 James Street, Syracuse, New York 13203 and our telephone number at that address is (315) 424-0513. Our corporate website is www.carrols.com. Our website address is a textual reference only, meaning that the information contained on our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

RISK FACTORS
An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should consider carefully the specific risk factors discussed in the sections entitled “Risk Factors” contained in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013 or the most recent Quarterly Report on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any additional risks and uncertainties actually occur, our business, financial condition, results of operations and cash flow could be materially and adversely affected and you might lose all or part of your investment.

FORWARD-LOOKING STATEMENTS
This prospectus and the registration statement of which it forms a part contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the “Securities Act” and Section 21E of the Securities Exchange Act of 1934, as amended, or the “Exchange Act.” Statements that are predictive in nature or that depend upon or refer to future events or conditions are forward-looking statements. These statements are often identified by the words “may,” “might,” “will,” “should,” “anticipate,” “believe,” “expect,” “intend,” “estimate,” “hope,” “plan” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward looking statements. These statements reflect management’s current views with respect to future events and are subject to risks and uncertainties, both known and unknown. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their date. There are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected or implied in the forward-looking statements. We believe important factors that could cause actual results to differ materially from our expectations include the following, in addition to other risks and uncertainties discussed herein, in our Annual Report on Form 10-K for the fiscal year ended December 29, 2013 or the most recent Quarterly Report on Form 10-Q, as filed with the SEC, as well as in subsequent filings with the SEC:

•	The effect of our tax-free spin-off of Fiesta, including any potential tax liability that may arise;

•	Effectiveness of the Burger King® advertising programs and the overall success of the Burger King brand;

•	Increases in food costs and other commodity costs;

•	Competitive conditions;

•	Our ability to integrate any restaurant we acquire;

•	Regulatory factors;

•	Environmental conditions and regulations;

•	General economic conditions, particularly in the retail sector;

•	Weather conditions;

•	Fuel prices;

•	Significant disruptions in service or supply by any of our suppliers or distributors;

•	Changes in consumer perception of dietary health and food safety;

•	Labor and employment benefit costs, including the effects of healthcare reform;

•	The outcome of pending or future legal claims or proceedings;

•	Our ability to manage our growth and successfully implement our business strategy;

•	Our inability to service our indebtedness;

•
Our borrowing costs and credit ratings, which may be influenced by the credit ratings of our competitors;The availability and terms of necessary or desirable financing or refinancing and other related risks and uncertainties;

•
Factors that affect the restaurant industry generally, including recalls if products become adulterated or misbranded, liability if our products cause injury, ingredient disclosure and labeling laws and regulations, reports of cases of food borne illnesses such as “mad cow” disease and avian flu, and the possibility that consumers could lose confidence in the safety and quality of certain food products, as well as negative publicity regarding food quality, illness, injury or other health concerns; and

•	Other factors discussed under “Risk Factors” and elsewhere herein.
Readers are cautioned not to place undue reliance on any forward-looking statements contained in this prospectus which reflect management’s opinions only as of their respective dates. Except as required by law, we undertake no obligation to revise or publicly release the results of any revisions to any forward-looking statements. You are advised, however, to consult any additional disclosures we have made or will make in our reports to the SEC on Forms 10-K, 10-Q and 8-K. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in this prospectus.

SUBSIDIARY GUARANTORS
Certain of our domestic subsidiaries (which we refer to as the “subsidiary guarantors” in this prospectus) may fully and unconditionally guarantee our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning our subsidiary guarantors will be included in our consolidated financial statements filed as part of our periodic reports filed pursuant to the Exchange Act to the extent required by the rules and regulations of the SEC.
Additional information concerning our subsidiaries and us is included in our periodic reports and other documents incorporated by reference in this prospectus. Please read “Where You Can Find More Information.”

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise disclosed in the applicable prospectus supplement.

RATIO OF EARNINGS TO FIXED CHARGES
The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the periods indicated. You should read these ratios in conjunction with our consolidated financial statements, including the notes to those statements, incorporated by reference in this prospectus.

Year Ended
	January 3, 2010	January 2, 2011	January 1, 2012	December 30, 2012	December 29, 2013
Ratio of earnings to fixed charges	2.01x	1.16x	—	—	—

Our earnings were insufficient to cover our fixed charges for the years ended January 1, 2012, December 30, 2012 and December 29, 2013 by $2,185, $28,909 and $23,916, respectively. As of the date of this prospectus, we have no shares of preferred stock outstanding that require us to accrue or pay dividends, and consequently, our ratio of earnings to preferred share dividends and ratio of earnings to fixed charges would be identical.

DESCRIPTION OF CAPITAL STOCK
The following is a description of the material terms of our amended and restated certificate of incorporation and amended and restated bylaws, as amended, and of specific provisions of Delaware law. The following description is intended as a summary only and is qualified in its entirety by reference to our amended and restated certificate of incorporation, our amended and restated bylaws, as amended, and the Delaware General Corporation Law, or “DGCL.”
Authorized Capitalization
Our authorized capital stock consists of (i) 100,000,000 shares of common stock, par value $0.01 per share, and (ii) 20,000,000 shares of preferred stock, par value $0.01 per share. As of April 2, 2014, we had issued and outstanding 23,710,910 shares of our common stock and 100 shares of Series A Convertible Preferred Stock, which we refer to as "Series A Preferred Stock".
Common Stock
Voting Rights. Holders of common stock are entitled to one vote per share on all matters submitted for a vote by the common stockholders, except as otherwise required by law and subject to the rights of any preferred stock we may issue in the future. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of more than 50% of the shares of common stock can, if they choose to do so, elect all the directors to be elected by our common stockholders to each remove and replace one director. In such event, the holders of the remaining shares of common stock will not be able to elect any directors.
Dividend Rights. Holders of common stock are entitled to receive ratably dividends if, as and when dividends are declared by our board of directors out of funds legally available for that purpose, after payment of dividends required to be paid on any outstanding preferred stock ranking prior to the common stock as to the payment of dividends. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. In addition, we are a holding company and conduct all of our operations through our direct and indirect subsidiaries. As a result, for us to pay dividends, we need to rely on dividends or distributions to us from Carrols and indirectly from subsidiaries of Carrols. The indenture governing our 11.25% Senior Secured Second Lien Notes due 2018 and our senior credit facility limits, and debt instruments that we and our subsidiaries may enter into in the future may limit, our ability to pay dividends to our stockholders.
Liquidation Rights. Upon our liquidation, dissolution or winding up, the holders of common stock are entitled to receive ratably the assets available for the distribution to the common stockholders after payment of, or provision for, all of our liabilities and amounts due in respect of any outstanding preferred stock ranking prior to the common stock with respect to distributions under such circumstances.
Other Matters. Holders of common stock have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to our common stock. All outstanding shares of our common stock are, and the shares of common stock being offered by us in this prospectus will, upon issuance, be, fully paid and non-assessable.

Preferred Stock
Our restated certificate of incorporation authorizes our board of directors to establish one or more series of preferred stock. Unless required by law or by any stock exchange on which our common stock is listed, the authorized shares of preferred stock will be available for issuance at the discretion of our board of directors without further action by our stockholders. Our board of directors is able to determine, with respect to any series of preferred stock, the terms and rights of that series including:

•	the designation of the series;

•	the number of shares of the series;

•	whether dividends, if any, will be cumulative or non-cumulative and the dividend rate, if any, of the series;

•	the dates at which dividends, if any, will be payable;

•	the redemption rights and price or prices, if any, for shares of the series;

•	the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•	the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of our company;

•
whether the shares of the series will be convertible into shares of any other class or series, or any other security, of our company or any other entity, and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates and provisions for any adjustments to such prices or rates, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•
the ranking of such series with respect to dividends and amounts payable on our liquidation, dissolution or winding-up, which may include provisions that such series will rank senior to our common stock with respect to dividends and those distributions;

•	restrictions on the issuance of shares of the same series or any other class or series; and

•	voting rights, if any, of the holders of the series.
The issuance of preferred stock could adversely affect, among other things, the voting power of holders of common stock and the likelihood that stockholders will receive dividend payments and payments upon our liquidation, dissolution or winding up. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of us. See “—Authorized but Unissued Capital Stock” below.
A prospectus supplement relating to any series of preferred stock being offered will include specific terms relating to the offering. They will include, where applicable:

•	the title and stated value of the series of shares of preferred stock and the number of shares constituting that series;

•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the shares of preferred stock;

•	the dividend rate(s), period(s) and/or payment date(s) or the method(s) of calculation for those values relating to the shares of preferred stock of the series;

•	the date from which dividends on shares of preferred stock of the series shall cumulate, if applicable;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for any auction and remarketing, if any, for shares of preferred stock of the series;

•	the provision for a sinking fund, if any, for shares of preferred stock of the series;

•	the provision for redemption or repurchase, if applicable, of shares of preferred stock of the series;

•	any listing of the series of shares of preferred stock on any securities exchange;

•
the terms and conditions, if applicable, upon which shares of preferred stock of the series will be convertible into shares of preferred stock of another series or common stock, including the conversion price, or manner of calculating the conversion price;

•
whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period, the exchange price, or how it will be calculated, and under what circumstances it may be adjusted;

•	voting rights, if any, of the preferred stock;

•	restrictions on transfer, sale or other assignment, if any;

•	whether interests in shares of preferred stock of the series will be represented by global securities;

•	any other specific terms, preferences, rights, limitations or restrictions of the series of shares of preferred stock;

•	a discussion of any material United States federal income tax consequences of owning or disposing of the shares of preferred stock of the series;

•	the relative ranking and preferences of shares of preferred stock of the series as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•
any limitations on issuance of any series of shares of preferred stock ranking senior to or on a parity with the series of shares of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

If we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any preemptive or similar rights.
Series A Convertible Preferred Stock
In May 2012, we issued 100 shares of Series A Preferred Stock to Burger King Corporation in connection with our purchase of 278 Burger King restaurants from BKC, which we refer to as the "acquisition", including BKC's assignment of its right of first refusal on franchise restaurant transfers in 20 states and a grant, on a non-exclusive basis, of franchise pre-approval rights to acquire restaurants from Burger King franchisees in such 20 states until we operate 1,000 Burger King restaurants. The Series A Preferred Stock was issued pursuant to the certificate of designation and are convertible into an aggregate of 28.4% of the shares of our common stock outstanding, on a fully diluted basis, as of April 2, 2014 after giving effect to the issuance of the Series A Preferred Stock (or 9,414,580 shares of our common stock in the aggregate, which we refer to as the "conversion shares"). The Series A Preferred Stock and the conversion shares are subject to a three-year restriction on transfer by BKC from the date of the issuance of the Series A Preferred Stock. So long as the number of shares of our common stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitutes greater than 10% of the outstanding shares of our common stock (on an as-converted basis) and there is no prohibited transfer of the Series A Preferred Stock or the conversion shares during the holding period, BKC has certain approval rights with respect to the Series A Preferred Stock including, among other things: (a) our annual budget for each of the first two fiscal years following the issuance of the Series A Preferred Stock; (b) changes to the restaurant remodeling plan agreed to at the time of the closing of the acquisition; (c) modifying our organizational documents; (d) amending the size of our board of directors; (e) the authorization or consummation of any liquidation event, except as permitted pursuant to the operating agreement; (f) engaging in any business other than the acquisition and operation of Burger King restaurants, except following a bankruptcy filing, reorganization or insolvency proceeding by or against BKC or its parent company, Burger King Worldwide, Inc., which filing has not been dismissed within 60 days; (g) issuing, in any single transaction or series of related transactions, shares of our common stock in an amount exceeding 35% of the total number of shares of our common stock outstanding immediately prior to the time of such issuance; and (h) entering into certain affiliated transactions. The Series A Preferred Stock votes with our common stock on an as-converted basis and provides for the right of BKC to elect two members of our board of directors as Class A members until the date on which the number of shares of our common stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitutes less than 14.5% of the total number of outstanding shares of our common stock, which we refer to as the “director step-down date”. From the director step-down date to the date on which the number of shares of our common stock into which the outstanding shares of Series A Preferred Stock held by BKC are then convertible constitute less than 10% of the total number of outstanding shares of our common stock or the date on which there is a prohibited transfer of the Series A Preferred Stock or the conversion shares during the holding period, BKC will have the right to elect one member to our board of directors as a Class A member. The Series A Preferred Stock ranks senior to our common stock with respect to rights on liquidation, winding-up and dissolution of us up to its stated value of $0.01 per share and thereafter pro rata with our common stock on an as converted basis. The Series A Preferred Stock receives dividends pro rata with our common stock on an as converted basis. The Series A Preferred Stock does not pay interest, is perpetual and has no mandatory redemption features.

Series A Convertible Preferred Stock Registration Rights
Upon the closing of the acquisition, in May 2012 we and BKC entered into a registration rights agreement, which we refer to as the “BKC registration rights agreement,” pursuant to which we agreed to file one shelf registration statement on Form S-3 under the Securities Act covering the resale of at least 30% of the conversion shares as promptly as possible upon written request of BKC at any time after the 36-month anniversary of the closing of the acquisition. The BKC registration rights agreement also provides that BKC may make up to three demands to register for the resale of at least 33.3% of the conversion shares held by BKC under the Securities Act on the date of the closing of the acquisition upon the written request by BKC at any time following the 30-month anniversary of the closing of the acquisition. The BKC registration rights agreement also provides that whenever we register shares of our common stock under the Securities Act (other than on a Form S-4 or Form S-8), BKC has the right as specified therein to register its conversion shares as part of that registration, provided, however, that such registration rights are subject to the rights of the managing underwriters, if any, to reduce or exclude certain conversion shares owned by BKC from an underwritten registration (and subject to certain rights of certain persons, including members of our management that have piggyback registration rights). Except as otherwise provided in the BKC registration rights agreement, the BKC registration rights agreement requires us to pay for all costs and expenses, other than underwriting discounts, commissions and underwriters’ counsel fees, incurred in connection with the registration of our common stock, stock transfer taxes and the expenses of BKC’s legal counsel in connection with the sale of the conversion shares, provided that we will pay the reasonable fees and expenses of one counsel for BKC up to $50,000 in the aggregate for any registration thereunder, subject to the limitations set forth therein. We will also agree to indemnify BKC against certain liabilities, including liabilities under the Securities Act. We have also agreed, to the extent a shelf registration is effective, to file up to two prospectus supplements in connection with a block sale or non-marketed underwritten offering by BKC of our common stock held by BKC and pay one half of the accounting and printing fees related thereto to the extent such sale or offering is for a sales price of no less than 90% of the average closing price of our common stock for the five trading days ending immediately prior to such sale or offering and is not less than 300,000 shares of common stock.
Authorized but Unissued Capital Stock
The DGCL does not require stockholder approval for any issuance of authorized shares. Additional shares of our common stock or preferred stock may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable our board of directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of common stock at prices higher than prevailing market prices.
Anti-Takeover Effects of Provisions of the Delaware General Corporate Law and Certain Provisions of Our Restated Certificate of Incorporation and Amended and Restated By-laws
Section 203 of the General Corporation Law of the State of Delaware. We are a Delaware corporation subject to Section 203 of the DGCL. In general, Section 203 provides that, subject to certain exceptions, we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:

•	prior to such time, our board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the voting stock owned by the interested stockholder) those shares owned by persons who are directors and also officers, and employee stock plans in which employee participants do not have the right to determine whether shares held under the plan will be tendered in a tender or exchange offer; or

•
at or subsequent to that time, the business combination is approved by our board of directors at an annual or special meeting of stockholders and not by written consent, and by the affirmative vote of holders of at least 66 2/3% of our outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes, among other things, a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or is an affiliate or associate of us and within the previous three years did own, 15% or more of our outstanding voting stock.
Section 203 generally makes it more difficult for a person who is or would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring our company to negotiate in advance with our board of directors because the stockholder approval requirement would be avoided if our board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that our stockholders may otherwise deem to be in our and their best interests.
Classified Board of Directors. Our restated certificate of incorporation provides that our board of directors be divided into three classes of directors, as nearly equal in size as is practicable, serving staggered three-year terms.
Calling of Special Meeting of Stockholders. Our restated certificate of incorporation and amended and restated by-laws, as amended, provide that special meetings of our stockholders may be called only by (1) our board of directors or chief executive officer for any purpose or (2) by the secretary if directed by the board of directors. Our restated certificate of incorporation and amended and restated by-laws provide that business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of such special meeting. Accordingly, our stockholders will not be entitled to take action by calling special meetings.
Adjournment of Stockholder Meetings. Our amended and restated bylaws, as amended, provide that only the Chairman of the Board or other person presiding over any stockholder meeting may adjourn the meeting whether or not a quorum is present at the meeting.
Advance Notice Requirements for Stockholder Proposals and Director Nominations. Our amended and restated by-laws, as amended, provide that stockholders seeking to bring business before or to nominate candidates for election as directors at an annual meeting of stockholders must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a stockholder’s notice must be delivered or mailed and received at our principal executive offices not less than 90 nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of stockholders provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days, or delayed by more than seventy days, from such anniversary date, notice by the stockholder to be timely must be so delivered (a) not more than the one hundred twentieth day prior to such annual meeting and (b) not less than (i) the close of business on the later of the ninetieth day prior to such annual meeting or (ii) the tenth day following the day on which public announcement of the date of such meeting is first made by us. Our amended and restated by-laws will also specify requirements as to the form and content of a stockholder’s notice. Stockholder nominations for the election of directors at a special meeting must be received by our corporate secretary by the later of ten days following the day on which public announcement is first made of the date of the special meeting or 90 days prior to the date that meeting is proposed to be held. These provisions may impede stockholders’ ability to bring matters before an annual meeting of stockholders or make nominations for directors at an annual or special meeting of stockholders.
Amendment or Alteration of Bylaws. Stockholders may amend, alter, change or repeal provisions of our amended and restated bylaws, as amended, only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter our amended and restated by-laws.
No Cumulative Voting. Holders of our common stock do not have cumulative voting rights in the election of directors. Accordingly, holders of more than 50% of the shares of our common stock can, if they choose to do so, elect all of our directors to be elected by our common stockholders. In such event, holders of the remaining shares of our common stock will not be able to elect any directors.
Removal of Directors. The board of directors may only remove a director from the board for cause and then only by action of a majority of the board. Subject to those rights, stockholders may only remove a director from our board of directors for cause, and then only by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors.
Amendment or Alteration of Restated Certificate of Incorporation. Stockholders may amend, alter, change or repeal certain provisions of our restated certificate of incorporation by the affirmative vote of the holders of at least 66 2/3% of the shares entitled to vote at an election of directors. This may make it more difficult for stockholders to alter those provisions of our restated certificate of incorporation.
No Stockholder Action by Written Consent. Our restated certificate of incorporation requires that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing.

Limitation on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors. Our restated certificate of incorporation includes a provision that eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for breach of duty of loyalty;

•	for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law;

•	under Section 174 of the DGCL (relating to unlawful dividends or stock repurchases or redemption); or

•	for transactions from which the director derived improper personal benefit.
Our restated certificate of incorporation and amended and restated by-laws, as amended, provide that we must indemnify and advance expenses to our directors and officers to the fullest extent authorized by the DGCL. We will also be expressly authorized to, and do, carry directors’ and officers’ insurance for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.
Transfer Agent and Registrar
The transfer agent and registrar for our common stock is American Stock Transfer and Trust Company, Inc.
Listing
Our common stock is listed on The NASDAQ Global Market under the symbol “TAST.”

DESCRIPTION OF DEBT SECURITIES
The following description, together with the additional information we may include in any applicable prospectus supplement and in any related free writing prospectuses, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms summarized below will apply generally to any debt securities that we may offer, we will describe the particular terms of any debt securities in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below.
When describing any debt securities, references to “issuer” refers to Carrols Restaurant Group, Inc.
We have filed, as an exhibit to the registration statement of which this prospectus is a part, the form of indenture pursuant to which the debt securities will be issued and will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, a form of debt security that describes the terms of the particular debt securities we are offering before the issuance of the related debt securities. We may issue debt securities from time to time in one or more distinct series. The debt securities may be senior debt securities or subordinated debt securities. Senior debt securities may be issued under a senior indenture and subordinated debt securities may be issued under a subordinated indenture. If we issue debt securities pursuant to an indenture, we will specify the trustee under such indenture in the applicable prospectus supplement. We will include in a supplement to this prospectus the specific terms of debt securities being offered, including the terms, if any, on which debt securities may be convertible into or exchangeable for common stock or other debt securities. The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of debt securities and any indentures are summaries of those provisions, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the debt securities and the indentures (including any amendments or supplements we may enter into from time to time which are permitted under the debt securities or any indenture).
Unless otherwise specified in a prospectus supplement, the debt securities will be our direct unsecured obligations. Any debt securities designated as senior will rank equally with any of our other senior and unsubordinated debt. Any debt securities designated as subordinated will be subordinate and junior in right of payment to any senior indebtedness. There may be subordinated debt securities that are senior or junior to other series of subordinated debt securities.
The payment obligations of the issuer under any series of debt securities may be guaranteed by one or more of our direct or indirect subsidiaries. If a series of debt securities is so guaranteed, the guarantors will execute the applicable indenture, a supplemental indenture or a notation of guarantee as further evidence of their guarantee. The applicable prospectus supplement will describe the terms of any guarantee.

The obligations of each guarantor under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of that subsidiary and any collections from or payments made by or on behalf of any other guarantor in respect to its obligations under its guarantee.
The applicable prospectus supplement will set forth the terms of the debt securities or any series thereof, including, if applicable:

•	the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;

•	any limit upon the aggregate principal amount of the debt securities;

•	the date or dates on which the principal amount of the debt securities will mature;

•
if the debt securities bear interest, the rate or rates at which the debt securities bear interest, or the method for determining the interest rate, and the date or dates from which interest will accrue;

•	if the debt securities bear interest, the dates on which interest will be payable, or the method for determining such dates, and the regular record dates for interest payments;

•
the place or places where the payment of principal, any premium and interest will be made, where the debt securities may be surrendered for transfer or exchange and where notices or demands to or upon us may be served;

•	any optional redemption provisions, which would allow us to redeem the debt securities in whole or in part;

•	any sinking fund or other provisions that would obligate us to redeem, repay or purchase the debt securities;

•
if the currency in which the debt securities will be issuable is United States dollars, the denominations in which any registered securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

•	if other than the entire principal amount, the portion of the principal amount of debt securities which will be payable upon a declaration of acceleration of the maturity of the debt securities;

•
the events of default and covenants relevant to the debt securities, including, the inapplicability of any event of default or covenant set forth in the indenture relating to the debt securities, or the applicability of any other events of defaults or covenants in addition to the events of default or covenants set forth in the indenture relating to the debt securities;

•	the name and location of the corporate trust office of the applicable trustee under the indenture for such debt securities;

•	if other than United States dollars, the currency in which the debt securities will be paid or denominated;

•
if the debt securities are to be payable, at our election or the election of a holder of the debt securities, in a currency other than that in which the debt securities are denominated or stated to be payable, the terms and conditions upon which that election may be made, and the time and manner of determining the exchange rate between the currency in which the debt securities are denominated or stated to be payable and the currency in which the debt securities are to be so payable;

•	the designation of the original currency determination agent, if any;

•	if the debt securities are issuable as indexed securities, the manner in which the amount of payments of principal, any premium and interest will be determined;

•	if the debt securities do not bear interest, the dates on which we will furnish to the applicable trustee the names and addresses of the holders of the debt securities;

•	any provisions for the satisfaction and discharge or defeasance or covenant defeasance of the indenture under which the debt securities are issued;

•	the date as of which any bearer securities and any global security will be dated if other than the date of original issuance of the first debt security of a particular series to be issued;

•	whether and under what circumstances we will pay additional amounts to non−United States holders in respect of any tax assessment or government charge;

•
whether the debt securities will be issued in whole or in part in the form of a global security or securities and, in that case, any depositary and global exchange agent for the global security or securities, whether the global form shall be permanent or temporary;

•
if debt securities are to be issuable initially in the form of a temporary global security, the circumstances under which the temporary global security can be exchanged for definitive debt securities and whether the definitive debt securities will be registered securities and provisions relating to the payment of interest in respect of any portion of a global security payable in respect of an interest payment date prior to the exchange date;

•	the extent and manner to which payment on or in respect of debt securities will be subordinated to the prior payment of our other liabilities and obligations;

•	whether payment of any amount due under the debt securities will be guaranteed by one or more guarantors, including one or more of our subsidiaries;

•	whether the debt securities will be secured or unsecured;

•	whether the debt securities will be convertible and the terms of any conversion provisions;

•	the forms of the debt securities;

•	a discussion of any material United States federal income tax consequences of owning and disposing of the debt securities; and

•	any other terms of the debt securities, which terms shall not be inconsistent with the requirements of the Trust Indenture Act of 1939, as amended.
This prospectus is part of a registration statement that provides that we may issue debt securities from time to time in one or more series under one or more indentures, in each case with the same or various maturities, at par or at a discount. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.
We intend to disclose any restrictive covenants for any issuance or series of debt securities in the applicable prospectus supplement.
PLAN OF DISTRIBUTION
We may sell the securities covered in this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods, through underwriters or dealers, through agents and/or directly to one or more purchasers or any other method permitted by applicable law. The securities may be distributed from time to time in one or more transactions at fixed prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.

Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers will be provided in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act in this prospectus, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock will be listed on The NASDAQ Global Market under the symbol “TAST.” To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over−allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over−allotments or short positions by making purchases in the open market or by exercising their over−allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement (or a post−effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock−up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

 LEGAL MATTERS
Akerman LLP, New York, New York, will pass upon for us the validity of the securities offered hereby.
EXPERTS

The consolidated financial statements, and the related consolidated financial statement schedule, incorporated in this Prospectus by reference from the Annual Report on Form 10-K of Carrols Restaurant Group, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities offered by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public from the SEC’s website at www.sec.gov. We maintain a website at www.carrols.com. The information contained in, or that can be accessed through, our website is not incorporated by reference herein and is not part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate by reference into this prospectus certain information we file with it, which means that we can disclose important information by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC, except that information furnished under Item 2.02 or Item 7.01 of our Current Reports on Form 8-K or any other filing where we indicate that such information is being furnished and not “filed” under the Exchange Act, is not deemed to be filed and not incorporated by reference herein:

•	our Annual Report on Form 10-K for the fiscal year ended December 29, 2013, filed on March 3, 2014;

•	Amendment No. 1 on Form 10-K/A for the fiscal year ended December 29, 2013, filed on March 28, 2014; and

•
the description of our common stock contained in our Registration Statement on Form 8-A as filed with the SEC on November 30, 2006 and any further amendment or report filed hereafter for the purpose of updating such description.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.
This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.
You may request a copy of these filings, at no cost to you, by telephoning us at (315) 424-0513 or by writing us at the following address:
Carrols Restaurant Group, Inc.
968 James Street
Syracuse, New York 13203
Attn: Investor Relations
You may also access the documents incorporated by reference in this prospectus through our website at www.carrols.com. The reference to our website is an inactive textual reference only and, except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution
The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All amounts are estimates except the registration fee.

Amount to Be Paid
SEC registration fee	$12,880
Legal fees and expenses *	*
Accounting fees and expenses *	*
Printing and miscellaneous *	*
Trustee fee	*
FINRA fee	*

Total	*

* These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.
Item 15. Indemnification of Directors and Officers
The following subparagraphs briefly describe indemnification provisions for our directors, officers and controlling persons against liability, including liability under the Securities Act.
Under Section 145 of the General Corporation Law of Delaware, a Delaware corporation has the power, under specified circumstances, to indemnify its directors, officers, employees and agents in connection with actions, suits or proceedings brought against them by a third party (other than an action by or in the right of the corporation), by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any action, suit or proceeding. Our certificate of incorporation allows for indemnification of directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware.
Section 102(b)(7) of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Our certificate of incorporation contains such a provision.
We have directors’ and officers’ liability insurance covering certain liabilities incurred by our directors and officers in connection with the performance of their respective duties.
Reference is made to Item 17 for our undertakings with respect to indemnification for liabilities under the Securities Act.

Item 16. Exhibits
(a) The following exhibits are filed herewith or incorporated herein by reference:

Exhibits:

1.1	Form of Underwriting Agreement*

3.1
Form of Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration
No. 333-137524))

3.2
Form of Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

3.3
Amendment to Carrols Restaurant Group, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Current Report on Form 8-K filed on January 6, 2012)

3.4
Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

3.5	Restated Certificate of Incorporation of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(a) to Carrols Corporation's 1987 Annual Report on Form 10-K)

3.6	Restated By-laws of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's 1986 Annual Report on Form 10-K)

3.7
Amendment to Restated Bylaws of Carrols Corporation (incorporated by reference to Exhibit 3.7 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.8	Certificate of Formation of Carrols LLC (incorporated by reference to Exhibit 3.8 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.9
Certificate of Amendment to Certificate of Formation of Carrols LLC (incorporated by reference to Exhibit 3.9 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.10	Operating Agreement of Carrols LLC (incorporated by reference to Exhibit 3.10 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.11
First Amendment to Operating Agreement of Carrols LLC (incorporated by reference to Exhibit 3.11 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.12
Second Amendment to Operating Agreement of Carrols LLC(incorporated by reference to Exhibit 3.12 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)

4.2	Form of Indenture**

4.3	Form of Debt Security*

4.4	Form of Preferred Stock Certificate*

5.1	Opinion of Akerman LLP ***

12.1	Computation of Ratio of Earning to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP ***

23.2	Consent of Akerman LLP (included in Exhibit 5.1) ***

24.1	Powers of Attorney (included in signature pages hereto) **

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939*.

* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8−K and incorporated by reference herein.

**	Previously filed.
*** Filed herewith.

Item 17. Undertakings
The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that subparagraphs (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(a)
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant hereby undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(6)
That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Act such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 3rd day of April, 2014.

CARROLS RESTAURANT GROUP, INC.

By:	/s/ Daniel T. Accordino
Daniel T. Accordino President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel T. Accordino	President and Chief Executive Officer and Director	April 3, 2014
Daniel T. Accordino	(Principal Executive Officer)

*	Vice President, Chief Financial Officer and Treasurer	April 3, 2014
Paul R. Flanders	(Principal Financial and Accounting Officer)

/s/ William E. Myers	Vice President, General Counsel and Secretary	April 3, 2014
William E. Myers

*	Vice President, Controller	April 3, 2014
Timothy J. LaLonde

*	Chairman of the Board of Directors	April 3, 2014
Clayton E. Wilhite

*	Director	April 3, 2014
Joel M. Handel

*	Director	April 3, 2014
David S. Harris

*	Director	April 3, 2014
Manuel A. Garcia III

*	Director	April 3, 2014
Daniel Schwartz

*	Director	April 3, 2014
Alexandre Macedo

* By:	/s/ William E. Myers
William E. Myers Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 3rd day of April, 2014.

CARROLS CORPORATION

By:	/s/ Daniel T. Accordino
Daniel T. Accordino President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel T. Accordino	President and Chief Executive Officer and Director	April 3, 2014
Daniel T. Accordino	(Principal Executive Officer)

*	Vice President, Chief Financial Officer and Treasurer	April 3, 2014
Paul R. Flanders	(Principal Financial and Accounting Officer)

/s/ William E. Myers	Vice President, General Counsel and Secretary	April 3, 2014
William E. Myers

*	Vice President, Controller	April 3, 2014
Timothy J. LaLonde

*	Chairman of the Board of Directors	April 3, 2014
Clayton E. Wilhite

*	Director	April 3, 2014
Joel M. Handel

*	Director	April 3, 2014
David S. Harris

*	Director	April 3, 2014
Manuel A. Garcia III

* By:	/s/ William E. Myers
William E. Myers Attorney-in-Fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Syracuse, State of New York, on the 3rd day of April, 2014.

CARROLS LLC

By:	/s/ Daniel T. Accordino
Daniel T. Accordino President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Daniel T. Accordino	President and Chief Executive Officer and Director	April 3, 2014
Daniel T. Accordino	(Principal Executive Officer)

*	Vice President, Chief Financial Officer and Treasurer	April 3, 2014
Paul R. Flanders	(Principal Financial and Accounting Officer)

/s/ William E. Myers	Vice President, General Counsel and Secretary	April 3, 2014
William E. Myers

* By:	/s/ William E. Myers
William E. Myers Attorney-in-Fact

EXHIBIT INDEX

Exhibits:

1.1	Form of Underwriting Agreement*

3.1
Form of Restated Certificate of Incorporation of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration
No. 333-137524))

3.2
Form of Amended and Restated Bylaws of Carrols Restaurant Group, Inc. (incorporated by reference to Exhibit 3.2 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-1, as amended (Registration No. 333-137524))

3.3
Amendment to Carrols Restaurant Group, Inc. Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group Inc.'s Current Report on Form 8-K filed on January 6, 2012)

3.4
Carrols Restaurant Group, Inc. Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to Carrols Restaurant Group, Inc.'s Current Report on Form 8-K filed on June 1, 2012)

3.5	Restated Certificate of Incorporation of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(a) to Carrols Corporation's 1987 Annual Report on Form 10-K)

3.6	Restated By-laws of Carrols Corporation (incorporated by reference to Exhibit 3.(3)(b) to Carrols Corporation's 1986 Annual Report on Form 10-K)

3.7
Amendment to Restated Bylaws of Carrols Corporation (incorporated by reference to Exhibit 3.7 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.8	Certificate of Formation of Carrols LLC (incorporated by reference to Exhibit 3.8 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.9
Certificate of Amendment to Certificate of Formation of Carrols LLC (incorporated by reference to Exhibit 3.9 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.10	Operating Agreement of Carrols LLC (incorporated by reference to Exhibit 3.10 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.11
First Amendment to Operating Agreement of Carrols LLC (incorporated by reference to Exhibit 3.11 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended (Registration No.333-185104))

3.12
Second Amendment to Operating Agreement of Carrols LLC (incorporated by reference to Exhibit 3.12 to Carrols Restaurant Group Inc.'s Registration Statement on Form S-4, as amended(Registration No.333-185104))

4.1	Form of Stock Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to Carrols Restaurant Group Inc.'s Quarterly Report on Form 10-Q filed on May 10, 2012)

4.2	Form of Indenture**

4.3	Form of Debt Security*

4.4	Form of Preferred Stock Certificate*

5.1	Opinion of Akerman LLP ***

12.1	Computation of Ratio of Earning to Fixed Charges**

23.1	Consent of Deloitte & Touche LLP ***

23.2	Consent of Akerman LLP (included in Exhibit 5.1) ***

24.1	Powers of Attorney (included in signature pages hereto) **

25.1	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939*.
* To be filed, if necessary, by amendment or as an exhibit to a Current Report on Form 8−K and incorporated by reference herein.

**	Previously filed.
*** Filed herewith.